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                                                                 EXHIBIT 10.2


                                 AGREEMENT FOR
                        REIMBURSEMENT OF WAFER PAYMENTS
                                    BETWEEN
                   ROSS TECHNOLOGY, INC. AND FUJITSU LIMITED

This Agreement for Reimbursement of Wafer Payments (the "Agreement") is made and agreed to as of September 30, 1997, by and between ROSS Technology, Inc. ("Ross") with its principal offices at 5316 Highway 290 West, Suite 500, Austin, Texas, USA, and Fujitsu Limited ("FJ") with its registered offices at 1-1, Kamikodanaka 4-chome, Nakahara-ku, Kawasaki-shi, Kanagawa, 211-88, Japan (together, the "Parties").

                                    Recitals

WHEREAS, the Parties wish to fully and finally settle all disputes which are related in any way to wafer and die deliveries from FJ to Ross prior to July 1, 1997; and

WHEREAS, FJ and Ross have agreed that the payment to be made under this Agreement shall settle all disputes between the Parties, and any affiliates of the Parties, over wafer and die deliveries with respect to such period; and

WHEREAS, the terms of this Agreement have been reviewed by an independent committee of the Board of Directors of Ross and this committee has determined that the terms of this Agreement are in the best interests of Ross;

NOW, THEREFORE, in consideration of premises and the terms and conditions set forth herein, both Parties hereby agree as follows:

1.       WAFER YIELD PAYMENT

         1.1. Both Parties agree that the amount of the Wafer Yield Payment will be US$2,254,257.00 (the "Wafer Yield Payment").

         1.2. FJ agrees to pay the Wafer Yield Payment on or prior to October 20, 1997, provided that FJ receives, prior to October 6, (a) a copy of this Agreement and (b) a copy of the letter forwarded by FJ to Ross, dated the date hereof, confirming the parties' agreement on the principal terms of a wafer purchase agreement governing the purchase of wafers and dies by Ross from FJ from and after July 1, 1997 (the "Confirmation Letter"), each duly executed by Ross.

         1.3. Ross' agreement to the terms of this Agreement, including without limitation the release contained in Section 1.4, shall be subject to and contingent upon (a) the execution of the Confirmation Letter by both Parties and (b) the receipt by Ross of the Wafer Yield Payment described in Section 1.1.

         1.4. Subject to the provisions of Section 1.3 above, Ross does hereby and forever release and discharge FJ and each subsidiary and affiliated corporation of FJ as well as the successors, shareholders, officers, directors, assigns, agents, employees and representatives of each of them, past or present, from any and all cause or causes
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of action, actions, damages, losses, claims, liabilities, and demands of whatsoever kind or character, known or unknown, suspected to exist or not suspected to exist, anticipated or not anticipated, whether statutory or common law, heretofore or hereafter arising out of, connected with or incidental to FJ's supply to Ross of wafers or dies prior to July 1, 1997, including with respect to the yields of any such wafers and the performance of any such wafers (or the related dies) on a stand-alone basis or as incorporated into Ross products; provided, however, that such release shall not extend to, and shall not be deemed to alter or diminish in any respect, any claims by Ross for refund, repair or replacement of defective products based upon breach of the express warranty that the Parties have agreed will apply to wafers and dies supplied by FJ and accepted by Ross on or after September 30, 1996. Ross acknowledges that the foregoing release is part of a compromise of disputed claims and agrees that it shall not be deemed or construed as an admission of liability or responsibility by either Party for any purpose.

         1.5. Subject to the effectiveness of Section 1.4 above, FJ does hereby and forever release and discharge Ross and each subsidiary and affiliated corporation of Ross as well as the successors, shareholders, officers, directors, assigns, agents, employees and representatives of each of them, past or present, from any and all cause or causes of action, actions, damages, losses, claims, liabilities, and demands of whatsoever kind or character, known or unknown, suspected to exist or not suspected to exist, anticipated or not anticipated, whether statutory or common law, heretofore or hereafter arising out of, connected with or incidental to FJ's supply to Ross of wafers or dies, including with respect to the yields of any such wafers and the performance of any such wafers (or the related dies) on a stand-alone basis or as incorporated into Ross products; provided, however, that such release shall not extend to, and shall not be deemed to alter or diminish in any respect, Ross' obligations with respect to invoices rendered by FJ in the ordinary course for shipments of wafers or dies. FJ acknowledges that the foregoing release is part of a compromise of disputed claims and agrees that it shall not be deemed or construed as an admission of liability or responsibility by either Party for any purpose.

         1.6. WAIVER OF CALIFORNIA CIVIL CODE SECTION 1542. EACH PARTY HEREBY WAIVES ALL RIGHTS ARISING UNDER CALIFORNIA CIVIL CODE SECTION 1542 OR UNDER ANY ANALOGOUS REQUIREMENT OF LAW. SECTION 1542 PROVIDES THAT:

                 "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE WHICH, IF KNOWN BY HIM, MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

EACH PARTY ACKNOWLEDGES THAT IT HAS BEEN FULLY INFORMED BY ITS COUNSEL CONCERNING THE EFFECT AND IMPORT OF THIS RELEASE UNDER CALIFORNIA CIVIL CODE
SECTION 1542 AND OTHER REQUIREMENTS OF LAW.
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2.       CONFIDENTIALITY

         2.1. This Agreement and all documents and discussions relating to this Agreement are confidential information and are to be disclosed only to employees of a Party who have a justifiable need to know. If either Party needs to submit this Agreement to any third party, including any governmental entity, court or regulatory body, such Party shall inform the other Party of such requested submission in writing with the reasons and factual details of the request. Subject to the requirements of applicable law, the order of any court and the order or regulations of any governmental agency, each Party agrees to use good faith to comply with the reasonable requests of the other Party relating to the disclosure or nondisclosure of the terms of this Agreement.

         2.2. The Parties shall consult with each other regarding the wording and substance of any and all press releases, announcements or other public statements with respect to the transactions contemplated hereby. The Parties further agree to use good faith to comply with the reasonable requests of the other Party relating to any such press release, announcement or public statement.

3.       ASSIGNMENT

         Neither this Agreement nor any of the rights or obligations created herein may be assigned, delegated, pledged or otherwise encumbered or disposed of, in whole or in part, by either Party without written consent of the other Party. Any attempt to do so without the other Party's prior consent shall be null and void.

4.       ENTIRE AGREEMENT; GOVERNING LAW

         This Agreement contains the entire agreement of both parties and supersedes any and all prior agreements between both parties relating to the subject matter hereof. This Agreement is to be governed by the laws of California without regard to the laws of conflict of laws thereof.

5.       COUNTERPARTS

         This Agreement may be executed in counterparts each of which shall constitute an original instrument but all of which, taken together, shall constitute one and the same instrument.
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IN WITNESS WHEREOF, both parties have caused their respective authorized representatives to execute this Agreement as of the date first written above.


      ROSS TECHNOLOGY, INC.                       FUJITSU LIMITED

     /s/ JACK SIMPSON                          /s/ HIROHIKO KONDO
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Name:    Jack Simpson                    Name:    Hirohiko Kondo

Title:   President and CEO               Title:   Group Senior Vice President
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                                                  LSI Products Group
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